                                                                    EXHIBIT 99.2

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
AnswerSoft, Inc.

We have audited the accompanying consolidated balance sheets of AnswerSoft, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AnswerSoft, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Dallas, Texas
February 28, 1998

                                ANSWERSOFT, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1997         1996
                                                      -----------  -----------
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $ 3,273,323  $ 2,942,179
  Accounts receivable, net of reserves of
   approximately $85,910 at
   December 31, 1997 and $12,357 at December 31,
   1996, respectively................................   2,240,092    1,179,149
  Prepaid expenses and other current assets..........     153,737      197,431
                                                      -----------  -----------
    Total current assets.............................   5,667,152    4,318,759
Property and equipment, net..........................     663,092      266,754
Other assets.........................................      62,095      163,217
                                                      -----------  -----------
Total assets......................................... $ 6,392,339  $ 4,748,730
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................. $   178,205  $     5,295
  Accounts payable...................................     260,003      316,514
  Accrued expenses and other liabilities.............     614,128      400,405
  Deferred revenue...................................     571,830    1,177,129
                                                      -----------  -----------
    Total current liabilities........................   1,624,166    1,899,343
Long-term debt.......................................     297,008          --
Deferred revenue.....................................     252,945      314,953
Commitments..........................................
Preferred stock, $.01 par value......................
  Authorized shares--25,000,000
  Issued and outstanding shares--10,615,047 at
   December 31, 1997 and 8,480,000 at December 31,
   1996..............................................  13,911,122    8,480,000
Stockholders' equity:
 Common stock $.01 par value:
  Authorized shares--20,000,000
  Issued and outstanding shares--1,354,442 at
   December 31, 1997 and 630,141 at December 31,
   1996..............................................      13,544        6,301
 Paid-in capital.....................................     117,169        5,420
 Other...............................................       6,629          --
 Amounts due from officer............................    (413,992)         --
 Accumulated deficit.................................  (9,416,252)  (5,957,287)
                                                      -----------  -----------
Total stockholders' equity...........................  (9,692,902)  (5,945,566)
                                                      -----------  -----------
Total liabilities and stockholders' equity........... $ 6,392,339  $ 4,748,730
                                                      ===========  ===========


                            See accompanying notes.

                                ANSWERSOFT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              YEAR ENDED DECEMBER 31,
                                         ------------------------------------
                                            1997         1996        1995
                                         -----------  ----------  -----------
Revenue
  Product............................... $ 5,307,222  $2,565,957  $   240,803
  Product support and services..........   1,430,891     890,913      799,925
                                         -----------  ----------  -----------
                                           6,738,113   3,456,870    1,040,728
                                         -----------  ----------  -----------
Cost of revenue
  Product...............................     170,650      89,936       33,412
  Product support and services..........   1,308,008     564,602      678,519
                                         -----------  ----------  -----------
                                           1,478,658     654,538      711,931
                                         -----------  ----------  -----------
Gross profit............................   5,259,455   2,802,332      328,797
                                         -----------  ----------  -----------
Costs and expenses
  Sales and marketing...................   5,036,145   1,939,435    1,316,533
  Software development..................   1,939,366     872,460      880,726
  General and administrative............   1,821,602     552,527      484,923
                                         -----------  ----------  -----------
                                           8,797,113   3,364,422    2,682,182
                                         -----------  ----------  -----------
Loss from operations....................  (3,537,658)   (562,090)  (2,353,385)
Interest income.........................      99,817      82,208      211,583
Interest expense........................     (21,124)     (2,046)      (3,872)
                                         -----------  ----------  -----------
Loss before income taxes................  (3,458,965)   (481,928)  (2,145,674)
Income taxes............................         --          --        24,875
                                         -----------  ----------  -----------
Net loss................................ $(3,458,965) $ (481,928) $(2,170,549)
                                         ===========  ==========  ===========
Basic and diluted loss per common
 share.................................. $     (3.37) $    (0.79) $     (4.33)
Weighted average shares outstanding.....   1,026,561     607,141      501,058


                            See accompanying notes.

                                ANSWERSOFT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                           COMMON STOCK
                         ----------------- PAID-IN  ACCUMULATED    NOTE DUE
                          SHARES   AMOUNT  CAPITAL    DEFICIT    FROM OFFICER OTHER      TOTAL
                         --------- ------- -------- -----------  ------------ ------ -------------
BALANCE at December 31,
 1994...................   434,020 $ 4,340 $    --  $(3,304,810)  $     --    $  --  $  (3,300,470)
 Issuance of common
  stock pursuant to
  stock option
  exercises.............   144,420   1,444    1,764         --          --       --          3,208
 Net loss...............       --      --       --   (2,170,549)        --       --     (2,170,549)
                         --------- ------- -------- -----------   ---------   ------ -------------
BALANCE at December 31,
 1995...................   578,440   5,784    1,764  (5,475,359)        --       --     (5,467,811)
 Issuance of common
  stock pursuant to
  stock option
  exercises.............    51,701     517    3,656         --                               4,173
 Net loss...............       --      --       --     (481,928)        --       --       (481,928)
                         --------- ------- -------- -----------   ---------   ------ -------------
BALANCE at December 31,
 1996...................   630,141   6,301    5,420  (5,957,287)        --       --     (5,945,566)
 Issuance of Series B
  preferred stock
  pursuant to stock
  option exercises......       --      --       --          --     (356,122)     --       (356,122)
 Issuance of common
  stock pursuant to
  stock option
  exercises.............   589,301   5,893   77,999         --      (57,870)     --         26,022
 Net loss...............       --      --       --   (3,458,965)        --       --     (3,458,965)
 Other..................   135,000   1,350   33,750         --          --     6,629        41,729
                         --------- ------- -------- -----------   ---------   ------ -------------
BALANCE at December 31,
 1997................... 1,354,442 $13,544 $117,169 $(9,416,252)  $(413,992)  $6,629 $  (9,692,902)
                         ========= ======= ======== ===========   =========   ====== =============


                            See accompanying notes.

                                ANSWERSOFT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               YEAR ENDED DECEMBER 31,
                                          ------------------------------------
                                             1997         1996        1995
                                          -----------  ----------  -----------
OPERATING ACTIVITIES
  Net loss............................... $(3,458,965) $ (481,928) $(2,170,549)
  Adjustments to reconcile net loss to
   net cash used in
   operating activities:
   Depreciation and amortization.........     290,585      99,783       75,927
   Provision for loss on accounts
    receivable...........................      90,894      12,357          --
   Changes in operating assets and
    liabilities:
    Accounts receivable..................  (1,151,837)   (889,976)    (294,080)
    Prepaid expenses other assets........     138,990    (320,993)     (24,516)
    Accounts payable, accrued expenses
     and other liabilities...............     157,212     468,126      (33,949)
    Deferred revenue.....................    (667,307)  1,477,082       15,000
    Other................................     116,729         --           --
                                          -----------  ----------  -----------
    Net Cash (used in) provided by
     operating activities................  (4,483,699)    364,451   (2,432,167)
                                          -----------  ----------  -----------
INVESTING ACTIVITIES
  Purchases of property and equipment....    (681,097)   (193,212)    (191,662)
  Disposals of property and equipment....         --      128,751          --
                                          -----------  ----------  -----------
  Net cash used in investing activities..    (681,097)    (64,461)    (191,662)
                                          -----------  ----------  -----------
FINANCING ACTIVITIES
  Proceeds from issuance of Series B
   Preferred Stock.......................   5,000,000         --           --
  Proceeds from issuance of common stock
   pursuant to stock options.............      26,022       4,173        3,208
  Proceeds from issuance of long-term
   debt..................................     475,213         --           --
  Payments on obligations under capital
   leases................................      (5,295)     (9,749)     (21,407)
                                          -----------  ----------  -----------
  Net cash provided by (used in)
   financing activities..................   5,495,940      (5,576)     (18,199)
                                          -----------  ----------  -----------
Increase (decrease) in cash..............     331,144     294,414   (2,642,028)
Cash at beginning of period..............   2,942,179   2,647,765    5,289,793
                                          -----------  ----------  -----------
Cash at end of period.................... $ 3,273,323  $2,942,179  $ 2,647,765
                                          ===========  ==========  ===========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid............................ $    21,124  $    2,046  $     3,872
                                          ===========  ==========  ===========


                            See accompanying notes.

                               ANSWERSOFT, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 The Company

  AnswerSoft, Inc. (the "Company"), a Delaware corporation, is a private company and was founded in 1993 for the purpose of developing and marketing inter-application automation software in the computer telephony integration market ("CTI") throughout the world with a primary focus on business call centers. The Company's products are designed to enhance the customer to business interactions by way of the call center.

  Consistent with the Company's operating structure, major markets are served by the Company's sales organization and indirect distribution channels consisting of the world's major telephone switch suppliers, independent resellers and distributors. One customer accounted for 36%, 35%, and 24% of the total revenues for 1997, 1996 and 1995, respectively. One other customer accounted 29% of the total revenue in 1997. Additionally, four other customers separately accounted for 17%, 15%, 14%, and 11% of the total revenue in 1995.

 Basis of Presentation

  The consolidated financial statements include the accounts of Company and its wholly owned subsidiaries after elimination of intercompany balances and transactions. The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the results of operations for the years ended December 31, 1997, 1996 and 1995. While management has based their assumptions and estimates on the facts and circumstances currently known, final amounts may differ from such estimates. Certain reclassifications have been made to the prior periods financial statements to conform to the current period financial statement presentation.

 Revenue

  The Company offers its customers software products, post contract customer support services and professional implementation services on a fee basis. For a license fee, customers enter into software license arrangements which grant a right to use, but not to own, the Company's software products. The customer, at its option, may enter into a post contract product support agreement which allows the customer access to telephone support, product code patches, and unspecified product upgrades, enhancements and releases on a when and if available basis. Revenue from license fees for software products is recognized after the software is delivered, provided that no significant future vendor obligations exist and that collection of the license fee is probable. Post contract product support revenue including product support included in initial license fees, is recognized ratably over the term of the contract beginning in the month following the date of the post contract customer support agreement. Service revenue is recognized as the services are performed.

 Software Development Costs

  In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," (SFAS No.86), software development costs are expensed as incurred until technological feasibility of the related products has been established, at which time such costs are capitalized until the product is released as generally available to customers. Because the products' features and functionality are highly sophisticated, they require exhaustive testing and technological feasibility is not reached until shortly before a product is released for general availability. Accordingly, software development costs qualifying for capitalization have been insignificant and therefore, such costs have been charged to expense as incurred.

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Depreciation and Amortization

  Property and equipment are recorded at cost and depreciated using the straight-line method over average useful lives of three (3) to five (5) years. Other intangible assets are amortized on a straight-line basis over a period of three (3) years.

 Advertising Costs

  Advertising costs, which include expenses relating to promotions, trade shows, direct mailings, and other advertising, are expensed as incurred. During 1997, 1996 and 1995, advertising costs were approximately $368,000, $194,000 and $100,000, respectively.

 Stock Options

  The Company has elected to follow Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," in accounting for its employee stock options and stock based awards. Under APB 25, if the exercise price of an employee's stock option equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company has granted all stock options at estimated fair market value; accordingly, no compensation expense has been recorded. Note 9 below provides additional disclosures required under Statement of Financial Accounting Standard No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation."

 Loss per Common Share

  In 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Loss per common share amounts for all periods have been presented to conform to the Statement 128 requirements. The Company's loss per common share calculations are based on the average number of shares of common stock outstanding during each year presented. There is no difference in basic and diluted loss per share for 1997, 1996 and 1995, since the effects for those periods from the potential exercise of options and warrants and the potential conversion to common stock of preferred stock was antidilutive.

 Foreign Currency Translation

  The assets and liabilities of the Company's non-U.S. operations are translated into U.S. dollars at exchange rates in effect as of the respective balance sheet dates, and revenue and expense accounts of these operations are translated at average exchange rates during the months the transactions occur. Unrealized translation gains and losses are included as an adjustment to stockholders' equity.

 Cash and Cash Equivalents

  Cash equivalents consist primarily of a highly liquid money market fund investments. The carrying amount of cash and cash equivalents approximates fair value.

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Recent Developments

  In October 1997 the FASB approved the American Institute of Certified Public Accountants Statement of Position ("SOP 97-2"), "Software Revenue Recognition," which will be effective for transactions occurring after December 31, 1997. The Company's adoption of SOP 97-2 is not expected to have a material impact on the financial position or results of operations of the Company; however, to date, implementation guidance is minimal and the Company has not completed its evaluation of the effect of the new standard on future revenue recognition.

  In June 1997 the FASB issued Statement No. 130 ("FAS 130"), "Reporting Comprehensive Income." FAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. FAS 130 is effective for fiscal years beginning after December 15, 1997. The adoption of FAS 130 will require additional disclosure in the Company's financial statements but will not have any impact on the financial position or results of operations of the Company.

2. ACCOUNTS RECEIVABLE

  Accounts and notes receivable consist of the following at December 31:

                                                            1997        1996
                                                         ----------  ----------
   Billed accounts receivable........................... $1,399,651  $1,191,506
   Unbilled accounts receivable.........................    926,351         --
   Less: Allowance for doubtful accounts................    (85,910)    (12,357)
                                                         ----------  ----------
                                                         $2,240,092  $1,179,149
                                                         ==========  ==========

  At December 31, 1997 and 1996, 55% and 39% , respectively, of total accounts receivable were from one customer that is under a software product distribution contract for certain of the Company's products. Loss of this customer as a distributor of the Company's products could have a material adverse effect on the Company's results of operations and financial condition. The distribution contract provides for the right to replicate and sell certain of the Company's products and is subject to automatic renewal for an additional one year term in the Company's second quarter unless either party notifies the other of non-renewal sixty days prior to renewal. Management expects that this contract will be renewed for another one year term. Unbilled receivables consist of fees due from the distributor for product sold by the distributor in the Company's fourth quarter. A separate customer accounted for 27% of the total accounts receivable at December 31, 1996.

  The remainder of the Company's receivables are due principally from corporations in diverse industries, distributors and resellers located in North America, and to a lesser extent, Europe and Asia Pacific. The Company does not perform routine credit evaluations of its large customers' financial conditions as they are generally large well-known companies, and collateral is generally not required. Foreign customers generally provide a partial payment prior to shipment or are required to supply a standby letter of credit drawn on a US bank. The carrying amounts of accounts receivable approximate fair value.

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995


3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following at December 31:

                                                             1997       1996
                                                          ----------  ---------
   Equipment............................................. $  558,357  $ 188,067
   Furniture and fixtures................................    224,979      6,659
   Computer software.....................................    362,468    269,981
                                                          ----------  ---------
                                                           1,145,804    464,707
   Accumulated depreciation..............................   (482,712)  (197,953)
                                                          ----------  ---------
                                                          $  663,092  $ 266,754
                                                          ==========  =========

4. LINES OF CREDIT

  On November 18, 1997, the Company entered into an agreement with a bank which allows the Company to borrow up to $1,000,000 on a revolving line of credit, based on a defined borrowing base, which is secured by the Company's accounts receivable. The borrowings bear interest at the prevailing prime rate plus .25% and are due at the end of November 1998. No borrowings have been made under the revolving line of credit. On April 1, 1997, the Company entered into an equipment line of credit agreement for $2,000,000 with the bank. Borrowings bear interest at the prevailing prime rate plus .25% per annum. The term of the agreement is 36 months and the Company may make six (6) draws during first 12 months of the agreement. During the first twelve (12) months of the agreement interest payments are due quarterly. Payments are interest only during the first 12 months of the agreement. Payment of principal and interest are payable monthly beginning April 1, 1998. During 1997, the Company borrowed $475,213 under the equipment line of credit. Borrowings under both lines are secured by substantially all the assets of the Company. The agreements also subject the Company to maintain compliance with financial ratios such as a quick ratio and a tangible net worth requirements, maximum quarterly loss provisions, restrictions on dividend payments and limitations on investments. At December 31, 1997 the Company was in compliance with the debt covenants. The aggregate amount of principal maturities are $178,205 in 1998, $237,606 in 1999 and $59,402 in 2000.

5. 401(K) PLAN

  The Company maintains a defined contribution plan under section 401(k) of the Internal Revenue Code of 1996, as amended, (the "401(k) Plan"). The 401(k) Plan covers all full-time employees over 21 years of age who have completed at least one year of service with the Company. The participants may make pre-tax contributions to the 401(k) Plan up to 15% of annual compensation as defined. No contributions have been made by the Company to the 401(k) Plan in 1997, 1996 or 1995.

6. ACCRUED EXPENSES AND OTHER LIABILITIES

  Accrued expenses and other liabilities consist of the following:

                                                                 1997     1996
                                                               -------- --------
   Compensation and payroll taxes............................. $239,417 $180,000
   Employee benefits..........................................  150,026   76,364
   Other......................................................  224,685  144,041
                                                               -------- --------
                                                               $614,128 $400,405
                                                               ======== ========

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995


7. INCOME TAXES

  Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

  The significant components of the Company's deferred tax liabilities and assets are as follows at December 31:

                                                         1997         1996
                                                      -----------  -----------
   Deferred tax liabilities:
     Prepaid expenses...............................  $   (48,220) $    (3,763)
     Other..........................................       (7,964)      (7,623)
                                                      -----------  -----------
       Total deferred tax liabilities...............  $   (56,184) $   (11,386)
                                                      -----------  -----------
   Deferred tax assets:
     Net operating loss carryforwards...............  $ 2,655,632  $ 1,449,486
     Depreciation and amortization..................       44,947       11,102
     Accrued liabilities and deferred revenue.......      118,237      197,757
     Allowance for doubtful accounts................       31,761        4,330
     Research and development credit carryforwards..       87,926       65,903
                                                      -----------  -----------
       Total deferred tax assets....................  $ 2,938,503  $ 1,728,578
                                                      -----------  -----------
   Deferred tax assets, net of deferred tax
    liabilities.....................................  $ 2,882,319  $ 1,717,192
   Valuation allowance..............................   (2,882,319)  (1,717,192)
                                                      -----------  -----------
                                                      $       --   $       --
                                                      ===========  ===========

  The provision for income taxes is reconciled with the federal statutory rate as follows at December 31:

                                               1997        1996       1995
                                            -----------  ---------  ---------
   Provision computed at federal statutory
    rate................................... $(1,176,048) $(163,856) $(729,529)
   State income taxes, net of federal tax
    effect.................................         --         631     16,418
   Valuation allowance.....................   1,164,707    144,936    741,271
   Other...................................      11,341     18,289     (3,285)
                                            -----------  ---------  ---------
                                            $       --   $     --   $  24,875
                                            ===========  =========  =========

  For federal income tax purposes, the Company has a net operating loss carryforward of $7,811,000 and unused research and development credits of approximately $87,900 which begin to expire in the years 2008 and 2009, respectively. Utilization of approximately $2,300,000 of the net operating loss and approximately $36,000 of the research and development credit carryforwards is restricted because of changes in ownership, as defined by the Tax Reform Act of 1986, which occurred in March 1994 and in February 1995. Subsequent changes in ownership of the Company may further restrict utilization of the entire net operating loss and research and development credit carryforwards.

8. PREFERRED STOCK

  The Company has two issues of preferred stock outstanding, Series A Preferred Stock ("Series A") and Series B Preferred Stock ("Series B") or collectively referred to as the "Preferred Stock". The Series A was

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995

8. PREFERRED STOCK (CONTINUED)

issued in 1994 at $1.00 per share. On July 16, 1997 the Company issued 1,923,077 shares of Series B at $2.60 per share raising gross proceeds of approximately $5,000,000.

  The shares of Preferred Stock are convertible at the option of the holder but are subject to automatic conversion upon the closing of a firm underwritten public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended, in which the aggregate sales price of such securities equals at least $10,000,000 and the per share sales price is not less than $10.00, or upon the affirmative vote of the holders of at least 51% of the outstanding shares of the Preferred Stock. The conversion rate is initially one share of Common Stock for each share of Preferred Stock, but is subject to adjustment as set forth in the Certificate of Incorporation. Holders of Preferred Stock have voting rights equal to the number of common shares they would have upon conversion of the Preferred Stock.

  Prior to May 1, 2001, Holders of the Preferred Stock may require the Company to redeem such shares if redemption is elected by holders of at least 67% of the outstanding Preferred Stock. The redemption price per share is the greater of $1.00 and $2.60 per share or the fair market value of the Series A and Series B, respectively, as of a date within 45 days after receipt by the corporation of the redemption certificate, plus all unpaid dividends declared and accrued with respect to the Preferred Stock. The redemption elected by holders of the Preferred Stock is to be effected in two installments with 50% of each holder's shares of Preferred Stock to be redeemed in the first installment on October 1, 2001 and the remainder Preferred Stock in the second installation on October 1, 2002.

  Holders of Series A and Series Preferred B Stock are entitled to receive dividends at a per share rate of $0.10 and $0.26, respectively, per annum. Prior to September 21, 1999, dividends are payable only to the extent declared by the Company's Board of Directors. Subsequent to September 21, 1999, dividends on the Preferred Stock accrue quarterly and are cumulative. Dividends on Common Stock may be declared or paid only if dividends have been declared and set apart for payment or paid on all outstanding shares of Preferred Stock. As of December 31, 1997, the Company had declared no dividends on either its Common Stock or Preferred Stock.

  Holders of Preferred Stock are entitled to liquidation preferences of $1.00 and $2.60 per share for Series A and Series B, respectively, plus accrued and unpaid dividends in the event of liquidation, dissolution or winding up of the Company including the merger of the Company or the sale of the Company including the sale of substantially all of its assets.

  Warrants to purchase 25,000 shares of Series A at a price of $1.00 per share (exercisable on or before February 11, 1999) were outstanding at December 31, 1997. In connection with an equipment lease (Note 10), the lessor received warrants to acquire 35,000 shares of Series A shares at an exercise price of $1.00 per share, exercisable on or before January 1, 2003.

  On November 3, 1997 an option for 136,970 shares of Series B shares with an exercise price of $2.60 was granted to an officer of the Company as part of his employment with the Company. The options were exercised on December 4, 1997 in exchange for a non-recourse promissory note from the officer.

  At December 31, 1997, 8,555,000 shares of Series A and 2,060,047 of Series B Stock were outstanding.

9. STOCK OPTIONS

  In 1994, the Company's Board of Directors approved the adoption of an employee stock option plan, as amended, (the "Plan") which authorized the grant of options up to 4,200,000 of the Company's Common Stock.

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995

9. STOCK OPTIONS (CONTINUED)

The Plan provides for the granting of options to eligible employees to purchase the Company's Common stock at an exercise price of not less than 100% of the fair market value per share on the date of grant as determined by the Board of Directors. All employees are eligible to participate in the Plan. The Plan is administered by the Board of Directors who determine the number of shares for which options will be granted, the effective dates of the grants, the option price and the vesting schedules. All options under the Plan have a ten (10) year term and typically vest over four (4) years from the effective date of grant. Unless otherwise established, options granted pursuant to the Plan vest 25% upon the completion of twelve (12) months of service and at a rate of 1/48 of the shares granted each month thereafter. Certain option grants became exercisable upon grant or within thirty (30) days after grant pursuant to agreements with the employees.

                                   1997                     1996                     1995
                         ------------------------- ------------------------ ------------------------
                                       WEIGHTED                 WEIGHTED                 WEIGHTED
                                       AVERAGE                  AVERAGE                  AVERAGE
                          OPTIONS   EXERCISE PRICE OPTIONS   EXERCISE PRICE OPTIONS   EXERCISE PRICE
                         ---------  -------------- --------  -------------- --------  --------------
Outstanding at January
 1......................   881,569      $ 0.08      575,759      $ 0.07      524,499      $ 0.04
Granted................. 3,018,524      $ 0.22      554,644      $ 0.10      399,092      $ 0.10
Exercised...............  (589,301)     $ 0.15      (51,701)     $ 0.08     (144,420)     $ 0.05
Canceled or expired.....  (356,857)     $ 0.12     (197,133)     $ 0.10     (203,412)     $ 0.06
                         ---------                 --------                 --------
Outstanding at December
 31..................... 2,953,935      $ 0.21      881,569      $ 0.08      575,759      $ 0.07
                         =========                 ========                 ========
Exercisable at end of
 year...................   362,555      $ 0.18      326,494      $ 0.07      129,691      $ 0.04
                         =========                 ========                 ========
Weighted average fair
 value of options
 granted during the
 year................... $    0.05                 $   0.02                 $   0.02

  The range of exercise prices for the options outstanding at December 31, 1997 range from $0.10 to $0.26 per share with 651,409 shares outstanding at $0.10 per share. For all options, all $0.l0 per share options, and all $0.26 per share options outstanding at December 31, 1997, the weighted average remaining contractual lives were nine years, eight years and ten years, respectively. Of the 362,555 options currently available for exercise, 170,802 shares have a contractual exercise price of $0.10 per share. Options available for grant at December 31, 1997 represented 470,383 shares.

  FAS 123 requires disclosure of pro forma net earnings and net earnings per common share information computed as if the Company had accounted for its employee stock options granted subsequent to January 1, 1995 under the fair value method set forth in FAS 123. The fair value of the Company's outstanding stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions.

                                                    YEARS ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1997      1996      1995
                                                   --------  --------  --------
      Expected option life in years...............      4.0       4.0       4.0
      Risk-free interest rate.....................     5.74%     6.14%     7.63%

  The Company does not have a history of paying dividends and none have been assumed in estimating the fair value of the options.

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995

9. STOCK OPTIONS (CONTINUED)

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because, among other things, changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. In addition, because FAS 123 is applicable only to options granted subsequent to January 1, 1995, the pro forma information does not reflect the pro forma effect of all previous stock option grants of the Company. Therefore, the pro forma information is not necessarily indicative of future amounts until FAS 123 is applied to all outstanding stock options. The pro forma effects of FAS 123 on net losses reported in 1996 and 1995 were less than $5,000 in each year. In 1997, pro forma net loss is $3,504,329 and pro forma loss per share is $3.41.

10. COMMITMENTS

  The Company leases facilities and certain equipment under operating leases. In 1996 the Company entered into a Master Lease Agreement ("MLA") with a third party. A sale-leaseback arrangement was executed whereby the Company sold equipment for its net book value of $129,000 and leased back the equipment for an initial term of 42 months at a monthly payment of $3,681. In 1997, the Company executed another sale-leaseback arrangement of equipment under the MLA whereby equipment was sold at its net book value of $355,486 and leased back for monthly payments of $10,977 over a term of 42 months. Both leases have been accounted for as operating leases.

  Total rent expense for the years ended December 31, 1997, 1996 and 1995 was $502,724, $89,683 and $106,213, respectively. At December 31, 1997, minimum future rental payments due under all operating leases, net of estimated future sublease income, are as follows:

            1998................................ $725,320
            1999................................  686,325
            2000................................  647,099
            2001................................  456,652
            2002................................   42,673
            Thereafter..........................    2,003

  In addition, the Company has a standby letter of credit in the amount of $100,000 payable to the landlord of its office space should the Company not be able to meet its obligation under its lease. As of December 31, 1997 no amounts have been drawn on this standby letter of credit.